                                                                     EXHIBIT 4.3

                                 METLIFE, INC.,

                                   as Issuer

                                      and

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                 (as successor to Bank One Trust Company, N.A.),

                                   as Trustee

                          -----------------------------

                        THIRTEENTH SUPPLEMENTAL INDENTURE

                            Dated as of June 23, 2005

                           SUPPLEMENT TO THE INDENTURE

                          Dated as of November 9, 2001

                          ----------------------------

                                 $1,000,000,000

                               5.70% SENIOR NOTES

                                DUE JUNE 15, 2035

                              TABLE OF CONTENTS(1)

                                    ARTICLE I

                      5.70% SENIOR NOTES DUE JUNE 15, 2035

SECTION 1.01.  Establishment....................................................  1
SECTION 1.02.  Definitions......................................................  2
SECTION 1.03.  Payment of Principal and Interest................................  2
SECTION 1.04.  Denominations....................................................  3
SECTION 1.05.  Global Securities................................................  3
SECTION 1.06.  Transfer.........................................................  4
SECTION 1.07.  Defeasance.......................................................  4
SECTION 1.08.  Redemption at the Option of the Company..........................  4

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

SECTION 2.01.  Recitals by the Company..........................................  6
SECTION 2.02.  Ratification and Incorporation of Original Indenture.............  6
SECTION 2.03.  Executed in Counterparts.........................................  6

----------
(1) This Table of Contents does not constitute part of the Thirteenth Supplemental Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

      THIS THIRTEENTH SUPPLEMENTAL INDENTURE is made as of the 23rd day of June, 2005, by and between METLIFE, INC., a Delaware corporation (the "Company"), and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), a national banking corporation, as trustee (the "Trustee", which term includes any successor trustee):

      WHEREAS, the Company has heretofore entered into an Indenture, dated as of November 9, 2001 (the "Original Indenture") with the Trustee;

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Thirteenth Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture or the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

      WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

      WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

      WHEREAS, all things necessary to make this Thirteenth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      5.70% Senior Notes Due June 15, 2035

SECTION 1.01. Establishment.

      (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5.70% Senior Notes due June 15, 2035 (the "2035 Senior Notes").

      (b) There are to be authenticated and delivered 2035 Senior Notes, initially limited in aggregate principal amount to $1,000,000,000, and no further 2035 Senior Notes shall be authenticated and delivered except as provided by Section 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the 2035 Senior Notes may be increased in the future, without the consent of the holders of the 2035 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2035 Senior Notes, except for the issue price, Original Issue Date and first Interest Payment Date, provided, that no Event of Default with respect to the 2035 Senior Notes shall have occurred and be continuing. The 2035 Senior Notes shall be issued in fully registered form.

      (c) The 2035 Senior Notes shall be issued in the form of one or more Global Securities, in substantially the form set out in Exhibit A hereto. The Depositary with respect to the 2035 Senior Notes shall be The Depository Trust Company.

      (d) The form of the Trustee's Certificate of Authentication for the 2035 Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

      (e) Each 2035 Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02. Definitions.

      (a) The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Interest Payment Date" means June 15 and December 15 of each year, commencing December 15, 2005.

      "Original Issue Date" means June 23, 2005.

      "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the preceding May 31 or November 30, as the case may be (whether or not a Business Day).

      "Stated Maturity" means June 15, 2035.

SECTION 1.03. Payment of Principal and Interest

      (a) The principal of the 2035 Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the 2035 Senior Notes shall bear interest at the rate of 5.70% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing June 23, 2005, to the Persons in whose names the 2035 Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or upon redemption will be paid to the Persons to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

      (b) Payments of interest on the 2035 Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2035 Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

      (c) In the event that any date on which interest is payable on the 2035 Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

      (d) All payments of the principal of, and premium, if any, and interest on the 2035 Senior Notes due at the Stated Maturity or upon redemption will be made upon surrender of the 2035 Senior Notes at the Corporate Trust Office of the Trustee.

      (e) The principal of and premium, if any, and interest on the 2035 Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04. Denominations.

      The 2035 Senior Notes may be issued in denominations of $2,000, and whole multiples of $1,000 in excess of $2,000.

SECTION 1.05. Global Securities.

      (a) The 2035 Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, 2035 Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, 2035 Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

      (b) Except as otherwise provided in this Thirteenth Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a 2035 Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

      (c) A Global Security shall be exchangeable for 2035 Senior Notes registered in the names of Persons other than the Depositary or its nominee only as provided by Section 2.11(c) of the Original Indenture, subject to the procedures of the Depositary. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2035 Senior Notes registered in such names as the Depositary shall direct.

SECTION 1.06. Transfer.

      No service charge will be made for any registration of transfer or exchange of 2035 Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07. Defeasance.

      The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the 2035 Senior Notes.

SECTION 1.08. Redemption at the Option of the Company.

      (a)(i) If the Acquisition is not consummated or is terminated on or prior to September 30, 2005, the 2035 Senior Notes will be redeemable, at the option of the Company, in whole (but not in part) at any time on a date selected by the Company on or prior to November 7, 2005 (such date fixed for redemption, the "Trigger Redemption Date"), at a redemption price (the "Trigger Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2035 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Trigger Redemption Date, discounted to such Trigger Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 127 basis points; plus in each case, accrued and unpaid interest on the 2035 Senior Notes to be redeemed to, but excluding, such Trigger Redemption Date.

         (ii) The 2035 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (any such date fixed for redemption, an "Optional Redemption Date"), at a redemption price (the "Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2035 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Optional Redemption Date, discounted to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; plus in each case, accrued and unpaid interest on the 2035 Senior Notes to be redeemed to, but excluding, such Optional Redemption Date.

         (iii) "Acquisition" means the acquisition by the Company of The Travelers Life Insurance Company, The Travelers Life & Annuity Reinsurance Company and Citicorp Life Insurance Company pursuant to the Acquisition Agreement by and between Citigroup Inc. and the Company, dated as of January 31, 2005, as amended.

         (iv) "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Trigger Redemption Date or Optional Redemption Date, as the case may be. The Treasury Rate shall be calculated on the third Business Day preceding the Trigger Redemption Date or Optional Redemption Date, as the case may be.

      (v) "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2035 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2035 Senior Notes.

      (vi) "Independent Investment Banker" means either Banc of America Securities LLC or Goldman, Sachs & Co., as selected by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

      (vii) "Comparable Treasury Price" means with respect to any Trigger Redemption Date or Optional Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Trigger Redemption Date or Optional Redemption Date, as the case may be, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      (viii) "Reference Treasury Dealer" means each of Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and two other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

      (ix) "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Trigger Redemption Date or Optional Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Trigger Redemption Date or Optional Redemption Date, as the case may be.

      (b) Notwithstanding Section 3.02 of the Original Indenture, (i) the notice of redemption with respect to the redemption referred to in Section 1.08(a)(i) above, shall be mailed not less than 15 Business Days and not more than 20 Business Days before the Trigger Redemption Date and (ii) the notice of redemption with respect to the redemption referred to in Section 1.08(a)(i) and
Section 1.08(a)(ii) above need not set forth the Optional Redemption Price or the Trigger Redemption Price, as applicable, but only the manner of calculation thereof. Notices of redemption of the 2035 Senior Notes shall state that payment of the Optional Redemption Price or the Trigger Redemption Price, as applicable, of such 2035 Senior Notes to be redeemed shall be made at the Corporate Trust Office of the Trustee and shall specify the CUSIP No. and ISIN No. of such 2035 Senior Notes.

      (c) The Company shall notify the Trustee of the Optional Redemption Price or Trigger Redemption Price, as applicable, with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Optional Redemption Price or Trigger Redemption Price.

      (d) If less than all of the 2035 Senior Notes are to be redeemed, the Trustee shall select the 2035 Senior Notes or portions of the 2035 Senior Notes to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption 2035 Senior Notes and portions of 2035 Senior Notes in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000.

      (e) The Company shall give the Trustee notice of a Trigger Redemption Date promptly after the later of September 30, 2005 or the date that the Company determines to redeem the 2035 Senior Notes pursuant to Section 1.08 (a)(i). Prior to a redemption of the 2035 Senior Notes pursuant to Section 1.08(a)(i) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Thirteenth Supplemental Indenture to the right of the Company to redeem the 2035 Senior Notes pursuant to such Section 1.08(a)(i) have been complied with.

                                   ARTICLE II

                            Miscellaneous Provisions

SECTION 2.01. Recitals by the Company.

      The recitals in this Thirteenth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2035 Senior Notes and of this Thirteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02. Ratification and Incorporation of Original Indenture.

      As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Thirteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03. Executed in Counterparts.

      This Thirteenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                   METLIFE, INC.

                                   By: /s/ Anthony J. Williamson
                                      ------------------------------------------
                                      Name: Anthony J. Williamson
                                      Title: Senior Vice President and Treasurer

                                   J.P. MORGAN TRUST COMPANY,
                                      NATIONAL ASSOCIATION, as Trustee

                                   By: /s/ James Heaney
                                      ------------------------------------------
                                      Name: James Heaney
                                      Title: Vice President

                                    EXHIBIT A

                   FORM OF 5.70% SENIOR NOTE DUE JUNE 15, 2035

      THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE ORIGINAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No.___                                                      CUSIP No.: 59156RAM0
                                                          ISIN No.: US59156RAM07

                                  METLIFE, INC.

                                5.70% Senior Note
                                Due June 15, 2035

Principal Amount:          $

Regular Record Date:       With respect to each Interest Payment Date, the close
                           of business on the preceding May 31 or November 30, as the case may be (whether or not a Business Day)

Original Issue Date:       June 23, 2005

Stated Maturity:           June 15, 2035

Interest Payment Dates:    June 15 and December 15, commencing December 15, 2005

Interest Rate:             5.70% per year

Authorized Denomination:   $2,000 and whole multiples of $1,000 in excess of
                           $2,000

      MetLife, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of ________________ ($________________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on December 15, 2005, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Trigger Redemption Date or an Optional Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this
Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on a Trigger Redemption Date or an Optional Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

      Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this
Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

      Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and premium, if any, and interest on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

      The 2035 Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The 2035 Senior Notes will rank senior to any subordinated indebtedness of the Company.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                               METLIFE, INC.

                                               By:______________________________
                                                  Name:
                                                  Title:

Attest:

____________________________
Name:
Title:

                             [Seal of MetLife, Inc.]

                                                  Dated:

                             (Reverse Side of Note)

   1. This Note is one of a duly authorized issue of senior notes of the Company (the "Securities") issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the "Original Indenture"), as supplemented by the Thirteenth Supplemental Indenture, dated as of June 23, 2005 (the "Thirteenth Supplemental Indenture," and together with the Original Indenture, the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 5.70% Senior Notes due June 15 2035 (the "2035 Senior Notes"), initially limited in aggregate principal amount to $1,000,000,000; provided, however, that (subject to the provisions of the Thirteenth Supplemental Indenture) the aggregate principal amount of the 2035 Senior Notes may be increased in the future, without the consent of the holders of the 2035 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2035 Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

   2. This Note is exchangeable in whole or from time to time in part for 2035 Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that this Note shall be exchangeable for 2035 Senior Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note (subject to the procedures of the Depositary) shall be exchangeable for 2035 Senior Notes in definitive registered form, provided that the definitive 2035 Senior Notes so issued in exchange for this Note shall be in denominations of $2,000 and any whole multiples of $1,000 in excess of $2,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have 2035 Senior Notes registered in their names, will not receive or be entitled to physical delivery of 2035 Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   3. If an Event of Default with respect to the 2035 Senior Notes shall occur and be continuing, the principal of the 2035 Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

   4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any 2035 Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

   6. (a) If the Acquisition is not consummated, or is terminated, on or prior to September 30, 2005, the 2035 Senior Notes will be redeemable, at the option of the Company, in whole (but not in part) at any time on a date selected by the Company on or prior to November 7, 2005 (such date fixed for redemption, the "Trigger Redemption Date"), at a redemption price (the "Trigger Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2035 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Trigger Redemption Date, discounted to such Trigger Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 127 basis points; plus in each case, accrued and unpaid interest on the 2035 Senior Notes to be redeemed to, but excluding, such Trigger Redemption Date.

      (b) The 2035 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (any such date fixed for redemption, an "Optional Redemption Date"), at a redemption price (the "Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2035 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such Optional Redemption Date, discounted to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; plus in each case, accrued and unpaid interest on the 2035 Senior Notes to be redeemed to, but excluding, such Optional Redemption Date.

      "Acquisition" means the acquisition by the Company of The Travelers Life Insurance Company, The Travelers Life & Annuity Reinsurance Company and Citicorp Life Insurance Company pursuant to the Acquisition Agreement by and between Citigroup Inc. and the Company, dated as of January 31, 2005, as amended.

      "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Trigger Redemption Date or Optional Redemption Date, as the case may be. The Treasury Rate shall be calculated on the third Business Day preceding the Trigger Redemption Date or Optional Redemption Date, as the case may be.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2035 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2035 Senior Notes.

      "Independent Investment Banker" means either of Banc of America Securities LLC or Goldman, Sachs & Co., as selected by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means with respect to any Trigger Redemption Date or Optional Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Trigger Redemption Date or Optional Redemption Date, as the case may be, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means each of Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and two other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by the Company; provided that (1) if any of Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. or any Primary Treasury Dealer as specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Trustee after consultation with the Company.

      "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Trigger Redemption Date or Optional Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Trigger Redemption Date or Optional Redemption Date, as the case may be.

      (c) Notwithstanding Section 3.02 of the Original Indenture, (i) the notice of redemption with respect to the redemption referred to in Section 6(a) above, shall be mailed not less than 15 Business Days and not more than 20 Business Days before the Trigger Redemption Date and (ii) the notice of redemption with respect to the redemption referred to in Section 6(a) and Section 6(b) above need not set forth the Optional Redemption Price or the Trigger Redemption Price, as applicable, but only the manner of calculation thereof. Notices of redemption of the 2035 Senior Notes shall state that payment of the Optional Redemption Price or the Trigger Redemption Price, as applicable, of such

2035 Senior Notes to be redeemed shall be made at the Corporate Trust Office of the Trustee and shall specify the CUSIP No. and ISIN No. of such 2035 Senior Notes.

      (d) The Company shall notify the Trustee of the Optional Redemption Price or Trigger Redemption Price, as applicable, with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Optional Redemption Price or Trigger Redemption Price.

      (e) If less than all of the 2035 Senior Notes are to be redeemed, the Trustee will select the 2035 Senior Notes or portions of 2035 Senior Notes to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption 2035 Senior Notes and portions of 2035 Senior Notes in amounts of $2,000 and whole multiples of $1,000 in excess of $2,000.

   7. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

   8. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2035 Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      (b) Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Thirteenth Supplemental Indenture, all payments of the principal of and premium, if any, and interest on this Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

      (c) The 2035 Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, 2035 Senior Notes are exchangeable for a like aggregate principal amount of 2035 Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2035 Senior Note or 2035 Senior Notes to be exchanged at the office or agency of the Company.

   9. No recourse shall be had for payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

   10. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   11. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common            UNIF GIFT MIN ACT - Custodian under
                                            Uniform Gift to Minors Act

                                            ____________________________________
                                            (State)

TEN ENT -   as tenants by the entireties

JT TEN -    as joint tenants with right
            of survivorship and not as
            tenants in common

    Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________                       ____________________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement, or any change
                                            whatsoever.

                                    EXHIBIT B
                          CERTIFICATE OF AUTHENTICATION

      This is one of the 5.70% Senior Notes due June 15, 2035 referred to in the within-mentioned Indenture.

                                             J.P.MORGAN TRUST COMPANY,
                                             NATIONAL ASSOCIATION, as Trustee

                                             By:________________________________
                                                Authorized Officer

                                       B-1